Exhibit 99.1

Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2017 and 2016
and for the Year Ended December 31, 2017,
with Supplementary Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED DECEMBER 31, 2017
All other schedules required by Section 2520.103-10 of the Department of Labor's ("DOL") Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

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Report of Independent Registered Public Accounting Firm

To the Retirement Committee, Plan Administrator and Participants of
Nordstrom 401(k) Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the "Plan") as of December 31, 2017 and 2016, the related statement of changes in net assets available for benefits for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2017 and 2016, and the changes in net assets available for benefits for the year ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on the Plan's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Opinion on the Supplementary Information

The supplementary information included in Schedule H, line 4(i) - Schedule of Assets (Held at End of Year) as of December 31, 2017 has been subjected to audit procedures performed in conjunction with the audit of the Plan's financial statements. The supplementary information is the responsibility of the Plan's management. Our audit procedures included determining whether the supplementary information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplementary information. In forming our opinion on the supplementary information in the accompanying schedule, we evaluated whether the supplementary information, including its form and content, is presented in conformity with DOL's Rules and Regulations for Reporting and Disclosure under ERISA. In our opinion, the supplementary information in the accompanying schedule is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
Seattle, Washington
June 28, 2018

We have served as the Plan's auditor since 2015.

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NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2017	2016
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$3,131,491	$2,693,316
Company contributions receivable	110,778	90,961
Notes receivable from participants	94,990	91,491
Accrued income and broker receivable	2,842	1,483
Other assets	—	1,741
Total assets	3,340,101	2,878,992

Liabilities
Administrative expenses and other payables	795	934
Excess contributions payable to participants	1,896	537
Due to broker for securities purchased	831	662
Total liabilities	3,522	2,133

Net assets available for benefits	$3,336,579	$2,876,859
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2017
Additions
Contributions
Company contributions	$110,778
Employee contributions	123,920
Total contributions	234,698

Investment income
Net appreciation in fair value of investments	449,566
Interest and dividends	28,592
Total investment income	478,158

Total additions	712,856

Deductions
Benefit payments to participants	246,951
Administrative expenses and other	6,185
Total deductions	253,136

Net increase in net assets	459,720

Net assets available for benefits at beginning of year	2,876,859
Net assets available for benefits at end of year	$3,336,579
The accompanying Notes to Financial Statements are an integral part of these financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan (the "Plan"), as amended, was originally established on January 1, 1953 and is a defined contribution plan. The following description of the Plan's provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan's provisions.
General
The Plan covers substantially all employees of Nordstrom, Inc. and its participating subsidiaries (the "Company"). For Company contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee's original hire date. For elective salary deferrals (401(k) contributions), participation begins on the employee's hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").
The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code ("IRC"). Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of their original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2017 and 2016, to qualify for Company contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The "last day" requirement is waived if the participant terminates employment due to retirement, disability, or death.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2017 and 2016 relate to the Plan years ended December 31, 2017 and December 31, 2016, respectively.
Trustees and Administrator of the Plan
Prior to October 1, 2017, Mercer Human Resource Services provided recordkeeping services for the Plan, Mercer Trust Company was asset trustee for all assets except the Nordstrom Target Retirement Date Funds, and the Bank of New York Mellon ("BNY Mellon") was asset trustee for the Nordstrom Target Retirement Date Funds. Effective October 1, 2017, Alight Solutions assumed recordkeeping services. All Plan assets were transferred to BNY Mellon as the sole trustee for the Plan effective October 2, 2017.
The Plan is administered by the Company in conjunction with the Nordstrom Retirement Committee (the "Plan Administrator"), a committee appointed by the Company's Board of Directors (the "Board").
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions.
Employee Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, an after-tax (Roth) basis or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 16% for highly compensated employees. However, that percentage can be reduced for highly compensated employees as required to satisfy applicable non-discrimination testing requirements. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, an after-tax (Roth) basis or a combination of both, beginning in the year they turn age 50. For all employees, the Internal Revenue Service ("IRS") limited participant contributions to a maximum of $18 in 2017 and 2016. For those age 50 and over, the IRS limited participant contributions to a maximum of $24 in 2017 and 2016.
Company Contributions— The Company intends to match employee contributions dollar for dollar up to 4% of the participant's eligible compensation, at the discretion of the Board. Catch-up contributions are not eligible for matching contributions. Depending on Company performance and at the discretion of the Board, the Company may also make an additional profit-based matching contribution of up to 50 cents per dollar (on the first 4% of eligible compensation contributed). In March 2018, related to 2017, participants received their 4% Company matching contributions of $64,083, profit-based matching contributions of $32,013 at the Board-approved maximum amount of 50 cents per dollar on the first 4% of eligible compensation contributed, and a one-time Board-approved additional 25 cents per dollar on the first 4% of eligible compensation contributed as a result of the corporate tax reform in the amount of $16,011.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Participant Rollover Contributions— Participants eligible for a withdrawal from another eligible retirement plan or traditional Individual Retirement Account ("IRA") may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.
Investments
Participants are able to direct the investment of their accounts (including employee and Company contributions) among various funds and Company common stock. The funds as of December 31, 2017 and 2016 include a variety of mutual funds, common/collective trust ("CCT") funds, separately managed funds, and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines "retirement" as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions— Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions— Company matching contributions, including the profit-based matching contribution, for employees vest as follows:

Years of Service Completed	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Forfeitures
When a participant terminates, the unvested portion of the participant's account represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2017 and 2016, forfeited unvested accounts were $1,329 and $1,211. Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. In March 2018 and March 2017, the Plan used forfeitures of $1,436 and $1,407 to offset the 2017 and 2016 Company matching contributions, respectively.
Benefit Payments
On termination of service, a participant (or participant's beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1. These distributions are subject to required distributions under Section 401(a)(9) of the IRC. When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their retirement benefits.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:

•	50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or

•
$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date.

Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant's account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the last business day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2017 range from 4.25% to 10.5% with various maturities through January 2038. Principal and interest is paid through payroll deductions, following the participant's semi-monthly or weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. If the participant does not make a payment within 90 days of the due date, the loan balances will be deemed distributed and become taxable income to the participant.
Other Assets
Other assets represented the cash surrender value of participants' life insurance policies. The option to purchase life insurance was terminated in May 1992. Effective August 1, 2017, the life insurance policies were eliminated from the Plan and participants were given the option of purchasing out-right from the Plan or surrendering their policies. Proceeds from surrendered policies totaling $1,701 were deposited into the Plan's investments on August 1, 2017. As of December 31, 2017, the Plan no longer holds life insurance policies. At December 31, 2016, life insurance accounts totaled $1,741.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP").
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities. Actual results could differ from those estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants' account balances and the amounts reported in the financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

Investment Valuation and Income Recognition
The Plan's investments are held by the trustee and are recorded at fair value as follows:

•	Common stock is valued at quoted market prices as of the last trading day of the Plan year.

•	Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.

•
CCTs are measured using the net asset value ("NAV") practical expedient of the CCT as reported by the CCT managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT, less its liabilities, and divided by the number of units outstanding.

•
Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.

•
Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds, debt securities and CCTs.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2017 and 2016 were $520 and $1,463.
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.

Reclassification of Prior Year Presentation
Certain prior year amounts have been reclassified for consistency with the current year presentation.
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity's own assumptions
The following tables set forth by level within the fair value hierarchy, a summary of the Plan's investments that were measured at fair value on a recurring basis as of December 31, 2017 and 2016. There have been no changes in the methodologies used at December 31, 2017 and 2016.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

	December 31, 2017
	Level 1	Level 2	Total
Fair value hierarchy:
Common Stock	$1,000,839	$—	$1,000,839
Debt securities	—	157,220	157,220
Mutual funds	1,271,875	—	1,271,875
Brokerage securities	21,370	3,894	25,264
Other	1,105		1,105
Total assets in fair value hierarchy	$2,295,189	$161,114	$2,456,303
Investments measured at NAV practical expedient			675,188
Total participant-directed investments at fair value			$3,131,491

	December 31, 2016
	Level 1	Level 2	Total
Fair value hierarchy:
Common Stock	$434,575	$—	$434,575
Debt securities	—	137,407	137,407
Mutual funds	1,331,246	—	1,331,246
Brokerage securities	18,557	3,359	21,916
Other	947	—	947
Total assets in fair value hierarchy	$1,785,325	$140,766	$1,926,091
Investments measured at NAV practical expedient			767,225
Total participant-directed investments at fair value			$2,693,316
The Plan's NAV funds are primarily composed of CCT's, which are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2017 and 2016. During 2017, there were no transfers in or out of Levels 1, 2 or 3.
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
As of December 31, 2017 and 2016, Plan investments included units held in a collective trust which is managed by BNY Mellon. Transactions with this entity qualify as exempt party-in-interest transactions. Fees paid by the Plan to BNY Mellon were $386 for 2017 and fees payable to BNY Mellon were $42 as of December 31, 2017. Fees paid by the Plan to Alight Solutions were $636 for 2017. Fees paid by the Plan to Mercer Trust Company were $1,376 for 2017.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. As of December 31, 2017 and 2016, the Plan held 4,502 and 4,846 shares of Nordstrom common stock, with a cost basis of $202,900 and $177,078. The Plan recorded dividend income of $6,962 during 2017.
NOTE 5: FEDERAL INCOME TAX STATUS
The IRS has determined and informed the Company by a letter dated June 12, 2014, that the Plan is designed in accordance with applicable sections of the IRC. Although the Plan has been amended since the date of the latest determination letter, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan's financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2017 and 2016, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.

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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)

The Plan is subject to routine audits by Federal regulators (IRS and DOL). On March 14, 2018, the Plan Administration received a request from the DOL to provide documents related to the Plan for the period beginning on January 1, 2015 to date. The Plan is responding to all requests for documents and information. There are currently no other audits in progress.
NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2017 and 2016, the Plan failed certain non-discrimination tests under the IRC due to lower deferral percentages by non-highly compensated eligible employees relative to the deferral percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the IRC. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits (see Note 1: Description of the Plan for additional information on IRS contribution limitations). These refunds are accrued within excess contributions payable to participants in the Statements of Net Assets Available for Benefits and reduce participant contributions on the Statement of Changes in Net Assets Available for Benefits. The net refund for 2017, paid in March 2018, totaled $1,896 and included approximately $142 of investment earnings. The net refund for 2016, paid in March 2017, totaled $537 and included approximately $39 of investment loss.
NOTE 8: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500:

	December 31,
	2017	2016
Net assets available for benefits per the financial statements	$3,336,579	$2,876,859
Administrative expenses and other payables	—	934
Net assets available for benefits per Form 5500	$3,336,579	$2,877,793
The following is a reconciliation of the total increase in net assets available for benefits per the financial statements to the net income reflected in the Form 5500:

Plan year ended	December 31,
Total increase in net assets per the financial statements	459,720
Administrative expenses and other	(934)
Total net income per Form 5500	458,786
The Form 5500 has certain other items within income and expense that are classified differently from the amounts shown in the accompanying financial statements. These classification differences have no impact on net income (loss).

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NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF DECEMBER 31, 2017
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
*	Nordstrom, Inc	Common Stock	**	213,301
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	3
	BB&T Corp.	Common Stock	**	3,441
	Bank of America Corp.	Common Stock	**	13,854
	The Bank of New York Mellon Corp	Common Stock	**	7,578
	Capital One Financial Corp.	Common Stock	**	14,160
	The Goldman Sachs Group Inc	Common Stock	**	9,554
	JPMorgan Chase & Co.	Common Stock	**	9,421
	Wells Fargo & Co.	Common Stock	**	13,724
	Alnylam Pharmaceuticals, Inc.	Common Stock	**	3,684
	Gilead Sciences, Inc.	Common Stock	**	3,861
	Johnson Controls International	Common Stock	**	4,642
	Celanese Corp.	Common Stock	**	3,973
	Dell Technologies Inc	Common Stock	**	3,503
	HP Inc	Common Stock	**	5,761
	Hewlett Packard Enterprise Co.	Common Stock	**	7,776
	NetApp, Inc.	Common Stock	**	2,218
	American Express Co.	Common Stock	**	8,650
	The Charles Schwab Corp.	Common Stock	**	14,846
	Corning, Inc.	Common Stock	**	1,660
	TE Connectivity Ltd.	Common Stock	**	5,009
	Danaher Corp.	Common Stock	**	1,680
	Medtronic PLC	Common Stock	**	4,490
	CIGNA Corp.	Common Stock	**	7,068
	UnitedHealth Group, Inc.	Common Stock	**	6,570
	Aegon N.V.	Common Stock	**	2,383
	Brighthouse Financial, Inc.	Common Stock	**	745
	Metlife, Inc.	Common Stock	**	6,891
	Alphabet, Inc. Class C	Common Stock	**	10,569
	Alphabet, Inc. Class A	Common Stock	**	632
	The Priceline Group, Inc.	Common Stock	**	4,171
	Harley-Davidson, Inc.	Common Stock	**	1,506
	Charter Communications Operating LLC	Common Stock	**	10,180
	Comcast Corp.	Common Stock	**	11,795
	Dish Network Corp.	Common Stock	**	2,450
	News Corp.	Common Stock	**	70
	Time Warner, Inc.	Common Stock	**	6,229
	Twenty-First Century Fox, Inc.	Common Stock	**	7,752
	Twenty-First Century Fox, Inc.	Common Stock	**	1,686
	Anadarko Petroleum Corp.	Common Stock	**	7,789
	Apache Corp.	Common Stock	**	4,024
	Concho Resources, Inc.	Common Stock	**	2,929

* Party-in-interest
** Cost information is not required for participant-directed investments and therefore is not included.

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(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Occidental Petroleum Corp.	Common Stock	**	37
	Baker Hughes A GE Co.	Common Stock	**	3,740
	National Oilwell Varco, Inc.	Common Stock	**	3,573
	Schlumberger Limited.	Common Stock	**	6,240
	Weatherford International PLC	Common Stock	**	616
	AstraZeneca PLC	Common Stock	**	6,798
	Bristol-Myers Squibb Co.	Common Stock	**	5,675
	Express Scripts Holding Co.	Common Stock	**	8,098
	GlaxoSmithKline PLC	Common Stock	**	6,221
	Eli Lilly And Co.	Common Stock	**	5,405
	Merck & Co., Inc.	Common Stock	**	2,307
	Novartis AG	Common Stock	**	9,681
	Roche Holdings AG	Common Stock	**	4,664
	Sanofi SA	Common Stock	**	9,271
	Liberty Interactive Corp QVC Group	Common Stock	**	2,474
	Target Corp.	Common Stock	**	4,013
	Walmart, Inc.	Common Stock	**	1,511
	Maxim Integrated Products, Inc.	Common Stock	**	3,288
	Micro Focus International PLC	Common Stock	**	2,499
	Microsoft Corp.	Common Stock	**	11,060
	Synopsys, Inc.	Common Stock	**	1,679
	Cisco Systems, Inc.	Common Stock	**	7,852
	Juniper Networks, Inc.	Common Stock	**	3,089
	Sprint Corp.	Common Stock	**	3,149
	Zayo Group Holdings, Inc.	Common Stock	**	2,738
	Mattel, Inc.	Common Stock	**	1,230
	FedEx Corp.	Common Stock	**	8,584
	Union Pacific Corp.	Common Stock	**	5,713
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	1,742
	Vanguard Institutional Index Fund	Mutual Fund	**	395,620
	Neuberger & Berman Genesis Fund	Mutual Fund	**	219,298
	American Funds Europacific Growth Fund	Mutual Fund	**	440,387
	Loomis Core Plus Fixed Income Trust	CCT	**	260,929
	21st Century Fox America, Inc.	Corporate Debt - due 12/15/2035 - 6.400%	**	100
	21st Century Fox America, Inc.	Corporate Debt - due 3/1/2037 - 6.150%	**	131
	21st Century Fox America, Inc.	Corporate Debt - due 11/15/2037 - 6.650%	**	619
	American Express Credit AC 3 A	Corporate Debt - due 11/15/2022 - 1.770%	**	530
	American Express Credit AC 4 A	Corporate Debt - due 12/15/2021 - 1.640%	**	943
	AT&T, Inc.	Corporate Debt - due 5/15/2046 - 4.750%	**	171
	AT&T, Inc.	Corporate Debt - due 2/15/2047 - 5.650%	**	410
	AT&T, Inc.	Corporate Debt - due 3/9/2048 - 4.500%	**	840
	AT&T, Inc.	Corporate Debt - due 3/1/2047 - 5.450%	**	321
	AT&T, Inc.	Corporate Debt - due 9/1/2040 - 5.350%	**	290
	AT&T, Inc. 144A	Corporate Debt - due 11/15/2031 - Variable	**	129
	BAC Capital Trust XI	Corporate Debt - due 5/23/2036 - 6.625%	**	1,373
	Bank of America Corp.	Corporate Debt - due 8/26/2024 - 4.200%	**	474
	Bank of America Corp. 144A	Corporate Debt - due 12/20/2023 - Variable	**	1,250
	Bank One Capital III	Corporate Debt - due 9/1/2030 - 8.750%	**	662
	Barclays PLC	Corporate Debt - due 9/11/2024 - 4.375%	**	307
	Barclays PLC	Corporate Debt - due 5/12/2026 - 5.200%	**	240
	Barclays PLC	Corporate Debt - due 5/9/2028 - 4.836%	**	208
	BHP Billiton Finance USA 144A	Corporate Debt - due 10/19/2075 - Variable	**	379

13 of 20

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	871
	BNP Paribas S.A. 144A	Corporate Debt - due 9/28/2025 - 4.375%	**	967
	BNP Paribas S.A. 144A	Corporate Debt - due 3/13/2027 - 4.625%	**	213
	BNSF Railway Co.	Corporate Debt - due 4/1/2024 - 5.996%	**	171
	Boston Properties LP	Corporate Debt - due 10/15/2019 - 5.875%	**	316
	Boston Properties LP	Corporate Debt - due 5/15/2021 - 4.125%	**	131
	Boston Properties LP	Corporate Debt - due 2/1/2023 - 3.850%	**	417
	Boston Properties LP	Corporate Debt - due 2/1/2026 - 3.650%	**	229
	Boston Properties LP	Corporate Debt - due 1/15/2023 - 3.200%	**	174
	Burlington Northern Santa Fe LLC	Corporate Debt - due 1/15/2021 - 8.251%	**	329
	Burlington Northern Santa Fe LLC	Corporate Debt - due 9/1/2023 - 3.850%	**	211
	California State	Municipal Debt - due 4/1/2034 - 7.500%	**	503
	California State	Municipal Debt - due 10/1/2039 - 7.300%	**	671
	California State	Municipal Debt - due 3/1/2040 - 7.625%	**	313
	Capital One Financial Corp.	Corporate Debt - due 6/15/2023 - 3.500%	**	153
	Capital One Financial Corp.	Corporate Debt - due 2/5/2025 - 3.200%	**	619
	Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	309
	CEMEX Finance LLC 144A	Corporate Debt - due 4/1/2024 - 6.000%	**	921
	CEMEX SAB de CV 144A	Corporate Debt - due 1/11/2025 - 5.700%	**	422
	CEMEX SAB de CV 144A	Corporate Debt - due 5/5/2025 - 6.125%	**	213
	Charter Communications Operating LLC	Corporate Debt - due 7/23/2025 - 4.908%	**	319
	Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	1,224
	Charter Communications Operating LLC	Corporate Debt - due 5/1/2047 - 6.484%	**	333
	CIGNA Corp.	Corporate Debt - due 5/15/2027 - 7.875%	**	256
	CIGNA Corp.	Corporate Debt - due 6/15/2020 - 5.125%	**	80
	CIGNA Corp.	Corporate Debt - due 2/15/2022 - 4.000%	**	157
	Citigroup Capital XIII	Preferred Stock - 8.137%	**	662
	Citigroup, Inc.	Corporate Debt - due 5/15/2023 - 3.500%	**	102
	Citigroup, Inc.	Corporate Debt - due 8/5/2024 - 4.000%	**	756
	Cox Communications, Inc. 144A	Corporate Debt - due 12/15/2022 - 3.250%	**	601
	Cox Communications, Inc. 144A	Corporate Debt - due 6/30/2023 - 2.950%	**	542
	Cox Communications, Inc. 144A	Corporate Debt - due 2/1/2025 - 3.850%	**	1,100
	CRH America, Inc. 144A	Corporate Debt - due 5/18/2025 - 3.875%	**	600
	CSX Transportation, Inc.	Corporate Debt - due 1/15/2023 - 6.251%	**	206
	Dell International LLC 144A	Corporate Debt - due 6/15/2021 - 4.420%	**	156
	Dell International LLC 144A	Corporate Debt - due 6/15/2023 - 5.450%	**	594
	Dillard's, Inc.	Corporate Debt - due 5/15/2027 - 7.750%	**	490
	Dillard's, Inc.	Corporate Debt - due 1/15/2018 - 6.625%	**	250
	Dominion Resources, Inc.	Corporate Debt - due 4/1/2021 - Step	**	182
	Dominion Resources, Inc.	Corporate Debt - due 10/1/2054 - Variable	**	756
	Dominion Resources, Inc.	Corporate Debt - due 7/1/2020 - Variable	**	200
	The Dow Chemical Co.	Corporate Debt - due 11/1/2029 - 7.375%	**	233
	The Dow Chemical Co.	Corporate Debt - due 5/15/2019 - 8.550%	**	271
	The Dow Chemical Co.	Corporate Debt - due 5/15/2039 - 9.400%	**	598
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	3,898
	Enel Finance International 144A	Corporate Debt - due 9/15/2037 - 6.800%	**	568
	Enel Finance International 144A	Corporate Debt - due 10/7/2039 - 6.000%	**	622
	ERP Operating LP	Corporate Debt - due 4/15/2023 - 3.000%	**	759
	Federal Express Corp. 1998 Pass	Corporate Debt - due 7/15/2023 - 6.720%	**	83
	FHLMC POOL #1H-2592	U.S. Government Securities - due 1/1/2036 - Variable	**	123
	FHLMC POOL #78-1274	U.S. Government Securities - due 2/1/2034 - Variable	**	119
	FHLMC POOL #84-0286	U.S. Government Securities - due 4/1/2046 - Variable	**	625

14 of 20

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FHLMC POOL #84-9254	U.S. Government Securities - due 1/1/2042 - Variable	**	422
	FHLMC POOL #84-9327	U.S. Government Securities - due 5/1/2044 - Variable	**	716
	FHLMC POOL #84-9505	U.S. Government Securities - due 10/1/2044 - Variable	**	253
	FHLMC POOL #84-9544	U.S. Government Securities - due 12/1/2044 - Variable	**	387
	FHLMC POOL #84-9625	U.S. Government Securities - due 1/1/2045 - Variable	**	551
	FHLMC POOL #84-9626	U.S. Government Securities - due 8/1/2044 - Variable	**	591
	FHLMC POOL #84-9849	U.S. Government Securities - due 10/1/2045 - Variable	**	186
	FHLMC POOL #C9-0981	U.S. Government Securities - due 7/1/2026 - 6.500%	**	247
	FHLMC POOL #C9-1013	U.S. Government Securities - due 1/1/2027 - 6.500%	**	169
	FHLMC POOL #G0-7600	U.S. Government Securities - due 3/1/2042 - 4.500%	**	459
	FHLMC POOL #G0-8768	U.S. Government Securities - due 5/1/2047 - 4.500%	**	5,037
	FHLMC POOL #G0-8772	U.S. Government Securities - due 6/1/2047 - 4.500%	**	1,722
	FHLMC POOL #G1-4667	U.S. Government Securities - due 2/1/2027 - 4.000%	**	250
	FHLMC POOL #G6-0153	U.S. Government Securities - due 10/1/2044 - 4.500%	**	316
	FHLMC POOL #G6-0764	U.S. Government Securities - due 10/1/2042 - 4.500%	**	440
	FHLMC POOL #G6-1080	U.S. Government Securities - due 3/1/2047 - 4.500%	**	3,933
	FHLMC POOL #H0-1774	U.S. Government Securities - due 9/1/2037 - 6.500%	**	13
	FHLMC POOL #H0-9197	U.S. Government Securities - due 10/1/2038 - 6.500%	**	22
	FHLMC POOL #H0-9212	U.S. Government Securities - due 5/1/2038 - 5.500%	**	31
	FHLMC POOL #J1-2899	U.S. Government Securities - due 9/1/2025 - 4.000%	**	282
	FHLMC POOL #Q0-3517	U.S. Government Securities - due 9/1/2041 - 4.500%	**	460
	FHLMC POOL #Q4-6291	U.S. Government Securities - due 2/1/2047 - 4.500%	**	976
	FHLMC POOL #V8-3156	U.S. Government Securities - due 4/1/2047 - 4.500%	**	1,096
	FHLMC MULTICLASS CTF 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	288
	FHLMC MULTICLASS MTG 2957 VZ	U.S. Government Securities - due 2/15/2035 - 5.000%	**	712
	FHLMC MULTICLASS MTG 4319 MA	U.S. Government Securities - due 3/15/2044 - Variable	**	531
	FNMA POOL #0256851	U.S. Government Securities - due 8/1/2037 - 7.000%	**	43
	FNMA POOL #0735503	U.S. Government Securities - due 4/1/2035 - 6.000%	**	133
	FNMA POOL #0735608	U.S. Government Securities - due 3/1/2035 - Variable	**	282
	FNMA POOL #0745329	U.S. Government Securities - due 7/1/2035 - 6.000%	**	206
	FNMA POOL #0884704	U.S. Government Securities - due 6/1/2036 - Variable	**	96
	FNMA POOL #0888154	U.S. Government Securities - due 11/1/2036 - Variable	**	170
	FNMA POOL #0888367	U.S. Government Securities - due 3/1/2037 - 7.000%	**	420
	FNMA POOL #0889634	U.S. Government Securities - due 2/1/2023 - 6.000%	**	189
	FNMA POOL #0889984	U.S. Government Securities - due 10/1/2038 - 6.500%	**	152
	FNMA POOL #0976853	U.S. Government Securities - due 11/1/2029 - 5.500%	**	226
	FNMA POOL #0995487	U.S. Government Securities - due 8/1/2037 - 6.000%	**	253
	FNMA POOL #0AB1763	U.S. Government Securities - due 11/1/2030 - 4.000%	**	122
	FNMA POOL #0AB8086	U.S. Government Securities - due 10/1/2037 - 6.000%	**	64
	FNMA POOL #0AD0121	U.S. Government Securities - due 9/1/2029 - 4.500%	**	411
	FNMA POOL #0AD0130	U.S. Government Securities - due 8/1/2039 - 6.500%	**	40
	FNMA POOL #0AD0198	U.S. Government Securities - due 9/1/2038 - 5.500%	**	105
	FNMA POOL #0AD0217	U.S. Government Securities - due 8/1/2037 - 6.000%	**	238
	FNMA POOL #0AD0218	U.S. Government Securities - due 9/1/2036 - 6.000%	**	250
	FNMA POOL #0AD0964	U.S. Government Securities - due 11/1/2039 - 5.500%	**	480
	FNMA POOL #0AL1845	U.S. Government Securities - due 6/1/2039 - Variable	**	79
	FNMA POOL #0AL1900	U.S. Government Securities - due 8/1/2026 - 4.500%	**	256
	FNMA POOL #0AL2689	U.S. Government Securities - due 2/1/2027 - 4.000%	**	218
	FNMA POOL #0AL4577	U.S. Government Securities - due 1/1/2034 - 4.500%	**	417
	FNMA POOL #0AL5145	U.S. Government Securities - due 10/1/2033 - 4.000%	**	608
	FNMA POOL #0AL5749	U.S. Government Securities - due 7/1/2042 - 4.500%	**	428
	FNMA POOL #0AL5957	U.S. Government Securities - due 5/1/2027 - 4.000%	**	480

15 of 20

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FNMA POOL #0AL6120	U.S. Government Securities - due 11/1/2044 - Variable	**	1,314
	FNMA POOL #0AL6132	U.S. Government Securities - due 3/1/2029 - 4.500%	**	331
	FNMA POOL #0AL6209	U.S. Government Securities - due 7/1/2021 - 4.265%	**	96
	FNMA POOL #0AL6245	U.S. Government Securities - due 1/1/2045 - Variable	**	393
	FNMA POOL #0AL7205	U.S. Government Securities - due 12/1/2029 - 3.500%	**	548
	FNMA POOL #0AL7384	U.S. Government Securities - due 9/1/2045 - 4.500%	**	380
	FNMA POOL #0AL8556	U.S. Government Securities - due 8/1/2044 - 4.500%	**	2,271
	FNMA POOL #0AL8816	U.S. Government Securities - due 9/1/2045 - 4.500%	**	690
	FNMA POOL #0AL8919	U.S. Government Securities - due 7/1/2046 - Variable	**	327
	FNMA POOL #0AL9016	U.S. Government Securities - due 9/1/2046 - 4.000%	**	0
	FNMA POOL #0AL9407	U.S. Government Securities - due 9/1/2042 - 4.500%	**	215
	FNMA POOL #0AL9580	U.S. Government Securities - due 1/1/2032 - 4.000%	**	3,654
	FNMA POOL #0AL9781	U.S. Government Securities - due 2/1/2046 - 4.500%	**	812
	FNMA POOL #0AO4105	U.S. Government Securities - due 6/1/2042 - Variable	**	567
	FNMA POOL #0AO8469	U.S. Government Securities - due 5/1/2042 - Variable	**	169
	FNMA POOL #0AP7562	U.S. Government Securities - due 9/1/2042 - Variable	**	752
	FNMA POOL #0AS5602	U.S. Government Securities - due 8/1/2045 - 4.500%	**	747
	FNMA POOL #0AW4697	U.S. Government Securities - due 5/1/2044 - Variable	**	260
	FNMA POOL #0AX3721	U.S. Government Securities - due 7/1/2027 - 3.500%	**	497
	FNMA POOL #0BF0118	U.S. Government Securities - due 6/1/2056 - 4.500%	**	919
	FNMA POOL #0BM1357	U.S. Government Securities - due 1/1/2043 - 4.500%	**	1,092
	FNMA POOL #0MA0232	U.S. Government Securities - due 11/1/2029 - 4.500%	**	531
	FNMA POOL #0MA2366	U.S. Government Securities - due 8/1/2035 - 4.000%	**	424
	FNMA POOL #0MA2455	U.S. Government Securities - due 11/1/2035 - 4.000%	**	1,106
	FNMA POOL #0MA2480	U.S. Government Securities - due 12/1/2035 - 4.000%	**	500
	FNMA POOL #0MA2880	U.S. Government Securities - due 1/1/2037 - 4.000%	**	2,134
	FNMA POOL #0MA2923	U.S. Government Securities - due 3/1/2037 - 3.500%	**	1,259
	FNMA GTD REMIC P/T 01-79 BA	U.S. Government Securities - due 3/25/2045 - 7.000%	**	42
	FNMA GTD REMIC P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	262
	FNMA GTD REMIC P/T 04-W2 5A	U.S. Government Securities - due 3/25/2044 - 7.500%	**	295
	FNMA GTD REMIC P/T 07-50 DZ	U.S. Government Securities - due 6/25/2037 - 5.500%	**	566
	FNMA GTD REMIC P/T 07-W10 2A	U.S. Government Securities - due 8/25/2047 - Variable	**	218
	FNMA GTD REMIC P/T 12-46 BA	U.S. Government Securities - due 5/25/2042 - 6.000%	**	556
	FNMA GTD REMIC P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	1,136
	FNMA GTD REMIC P/T 13-26 FE	U.S. Government Securities - due 4/25/2043 - Variable	**	0
	Ford Credit Auto Owner Trust 144A	Corporate Debt - due 7/15/2026 - 2.120%	**	704
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/15/2020 - 8.125%	**	222
	Ford Motor Credit Co. LLC	Corporate Debt - due 2/1/2021 - 5.750%	**	217
	Ford Motor Credit Co. LLC	Corporate Debt - due 8/2/2021 - 5.875%	**	769
	Ford Motor Credit Co. LLC	Corporate Debt - due 1/9/2020 - 2.681%	**	476
	GNMA GTD REMIC P/T 15-H23 FA	U.S. Government Securities - due 9/20/2065 - Variable	**	928
	HSBC Holdings PLC	Corporate Debt - due 5/2/2036 - 6.500%	**	1,142
	HSBC Holdings PLC	Corporate Debt - due 9/15/2037 - 6.500%	**	395
	HSBC Holdings PLC	Corporate Debt - due 4/5/2021 - 5.100%	**	161
	HSBC Holdings PLC	Corporate Debt - due 3/8/2026 - 4.300%	**	213
	Illinois State	Municipal Debt - due 6/1/2033 - 5.100%	**	800
	Illinois State	Municipal Debt - due 3/1/2018 - 5.665%	**	1,081
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2022 - 3.750%	**	620
	Imperial Brands Finance PLC 144A	Corporate Debt - due 7/21/2025 - 4.250%	**	1,363
	JPMorgan Chase & Company	Corporate Debt - due 12/15/2026 - 4.125%	**	475
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2039 - 6.500%	**	295
	Kinder Morgan Energy Partners	Corporate Debt - due 8/15/2042 - 5.000%	**	609

16 of 20

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2023 - 3.500%	**	350
	Kinder Morgan Energy Partners	Corporate Debt - due 9/1/2044 - 5.400%	**	714
	Lloyds Banking Group PLC	Corporate Debt - due 11/4/2024 - 4.500%	**	603
	Lloyds Banking Group PLC	Corporate Debt - due 3/24/2026 - 4.650%	**	554
	Los Angeles CA Unif Sch Dist	Municipal Debt - due 7/1/2034 - 6.758%	**	587
	Macy's Retail Holdings	Corporate Debt - due 3/15/2037 - 6.375%	**	158
	Macy's Retail Holdings	Corporate Debt - due 12/15/2034 - 4.500%	**	128
	Macy's Retail Holdings	Corporate Debt - due 9/15/2028 - 6.700%	**	983
	Macy's Retail Holdings	Corporate Debt - due 7/15/2024 - 6.650%	**	274
	Myriad International Holdings 144A	Corporate Debt - due 7/18/2020 - 6.000%	**	590
	Myriad International Holdings 144A	Corporate Debt - due 7/21/2025 - 5.500%	**	926
	Myriad International Holdings 144A	Corporate Debt - due 7/6/2027 - 4.850%	**	467
	Navient Corp.	Corporate Debt - due 6/15/2018 - 8.450%	**	1,128
	New Jersey State Turnpike Auth	Municipal Debt - due 1/1/2041 - 7.102%	**	896
*	Nordstrom, Inc	Corporate Debt - due 3/15/2028 - 6.950%	**	303
	Petrobras Global Finance B.V.	Corporate Debt - due 5/20/2023 - 4.375%	**	223
	Petrobras Global Finance B.V.	Corporate Debt - due 3/17/2024 - 6.250%	**	557
	Petroleos Mexicanos	Corporate Debt - due 6/15/2035 - 6.625%	**	454
	Petroleos Mexicanos	Corporate Debt - due 1/18/2024 - 4.875%	**	259
	Petroleos Mexicanos	Corporate Debt - due 1/23/2045 - 6.375%	**	754
	Petroleos Mexicanos	Corporate Debt - due 8/4/2026 - 6.875%	**	198
	Petroleos Mexicanos 144A	Corporate Debt - due 3/13/2027 - 6.500%	**	874
	Provident Cos., Inc.	Corporate Debt - due 3/15/2028 - 7.250%	**	377
	RELX Capital, Inc.	Corporate Debt - due 1/15/2019 - 8.625%	**	133
	RELX Capital, Inc.	Corporate Debt - due 10/15/2022 - 3.125%	**	570
	Rio Oil Finance Trust 144A	Corporate Debt - due 7/6/2024 - 9.250%	**	1,109
	Rio Oil Finance Trust 144A	Corporate Debt - due 1/6/2027 - 9.750%	**	883
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/19/2023 - 6.000%	**	578
	Royal Bank of Scotland Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	**	1,260
	SBA GTD PARTN CTFS 2006-20E 1	U.S. Government Securities - due 5/1/2026 - 5.870%	**	145
	SBA GTD PARTN CTFS 2007-20B 1	U.S. Government Securities - due 2/1/2027 - 5.490%	**	151
	SBA GTD PARTN CTFS 2007-20D 1	U.S. Government Securities - due 4/1/2027 - 5.320%	**	102
	Telecom Italia Capital S.A.	Corporate Debt - due 6/18/2019 - 7.175%	**	531
	Telecom Italia Capital S.A.	Corporate Debt - due 7/18/2036 - 7.200%	**	155
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2018 - 6.999%	**	611
	Telecom Italia Capital S.A.	Corporate Debt - due 6/4/2038 - 7.721%	**	516
	Telecom Italia SPA 144A	Corporate Debt - due 5/30/2024 - 5.303%	**	774
	Time Warner Cable, Inc.	Corporate Debt - due 7/1/2038 - 7.300%	**	407
	Time Warner Cable, Inc.	Corporate Debt - due 4/1/2019 - 8.250%	**	775
	Time Warner Cable, Inc.	Corporate Debt - due 2/1/2020 - 5.000%	**	157
	Time Warner Cable, Inc.	Corporate Debt - due 2/15/2021 - 4.125%	**	283
	Time Warner Cable, Inc.	Corporate Debt - due 9/1/2021 - 4.000%	**	232
	TransCanada Trust	Corporate Debt - due 5/20/2075 - Variable	**	605
	TransCanada Trust	Corporate Debt - due 8/15/2076 - Variable	**	460
	TransCanada Trust	Corporate Debt - due 8/15/2077 - Variable	**	464
	U S TREASURY NOTE	U.S. Government Securities - due 8/31/2018 - 0.750%	**	2,077
	U S TREASURY NOTE	U.S. Government Securities - due 9/30/2022 - 1.875%	**	3,109
	U S TREASURY NOTE	U.S. Government Securities - due 10/31/2022 - 2.000%	**	5,561
	U S TREASURY NOTE	U.S. Government Securities - due 11/30/2024 - 2.125%	**	2,373
	U S TREASURY NOTE	U.S. Government Securities - due 12/31/2018 - 1.500%	**	2,083
	U S TREASURY NOTE	U.S. Government Securities - due 9/15/2018 - 1.000%	**	2,488
	U S TREASURY NOTE	U.S. Government Securities - due 11/30/2022 - 2.000%	**	2,477

17 of 20

(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	U S TREASURY NOTE	U.S. Government Securities - due 5/31/2018 - 0.875%	**	663
	U S TREASURY NOTE	U.S. Government Securities - due 7/31/2018 - 0.750%	**	1,493
	U S TREASURY NOTE	U.S. Government Securities - due 11/30/2021 - 1.750%	**	4,763
	U S TREASURY NOTE	U.S. Government Securities - due 2/28/2022 - 1.875%	**	3,299
	U S TREASURY NOTE	Corporate Debt - due 10/6/2026 - 5.250%	**	356
	Union Pacific Railroad Co. 2006	Corporate Debt - due 7/2/2030 - 5.866%	**	905
	U.S. Treasury - CPI Inflation	U.S. Government Securities - due 4/15/2020 - 0.125%	**	2,029
	U.S. Treasury - CPI Inflation	U.S. Government Securities - due 4/15/2021 - 0.125%	**	1,192
	Verizon Communications, Inc.	Corporate Debt - due 1/15/2036 - 4.272%	**	1,351
	Verizon Communications, Inc.	Corporate Debt - due 4/15/2029 - 5.012%	**	996
	Wells Fargo & Co.	Corporate Debt - due 7/22/2027 - 4.300%	**	799
	Wells Fargo Bank NA	Corporate Debt - due 12/6/2019 - 2.150%	**	774
	Wells Fargo Bank NA	Corporate Debt - due 12/6/2019 - Variable	**	404
	Xerox Corp.	Corporate Debt - due 5/15/2021 - 4.500%	**	1,123
	Zoetis, Inc.	Corporate Debt - due 11/13/2020 - 3.450%	**	179
	Zoetis, Inc.	Corporate Debt - due 11/13/2025 - 4.500%	**	381
	SSGA TIPS Index	CCT	**	45,618
	Putnam Stable Value Fund	CCT	**	246,796
	Aberdeen International Equity Fund	Mutual Fund	**	216,570
	L3 Technologie,s Inc.	Common Stock	**	2,843
	Delta Air Lines, Inc.	Common Stock	**	3,297
	Monster Beverage Corp.	Common Stock	**	2,515
	PepsiCo, Inc.	Common Stock	**	3,151
	Biogen, Inc.	Common Stock	**	1,931
	Celgene Corp.	Common Stock	**	2,789
	Gilead Sciences, Inc.	Common Stock	**	2,225
	DowDuPont, Inc.	Common Stock	**	2,317
	Apple, Inc.	Common Stock	**	725
	Vantiv, Inc.	Common Stock	**	9,311
	Ameriprise Financial, Inc.	Common Stock	**	2,312
	Intercontinental Exchange, Inc.	Common Stock	**	1,573
	Mastercard, Inc.	Common Stock	**	2,949
	AMETEK, Inc.	Common Stock	**	1,617
	Waste Management, Inc.	Common Stock	**	2,901
	American Tower Corp.	Common Stock	**	2,345
	Equinix, Inc.	Common Stock	**	1,645
	Sysco Corp.	Common Stock	**	2,822
	Stanley Black & Decker, Inc.	Common Stock	**	1,665
	Boston Scientific Corp.	Common Stock	**	2,614
	UnitedHealth Group, Inc.	Common Stock	**	4,952
	Church & Dwight Co., Inc.	Common Stock	**	2,260
	Progressive Corp.	Common Stock	**	2,613
	Alphabet, Inc. Class A	Common Stock	**	4,232
	Amazon.com, Inc.	Common Stock	**	5,783
	Facebook, Inc.	Common Stock	**	4,703
	Palo Alto Networks, Inc.	Common Stock	**	1,899
	Hilton Worldwide Holdings, Inc.	Common Stock	**	1,035
	Marriott International, Inc.	Common Stock	**	2,709
	Comcast Corp.	Common Stock	**	4,751
	Parker-Hannifin Corp.	Common Stock	**	2,648
	Ingersoll-Rand PLC	Common Stock	**	1,703
	Diamondback Energy, Inc.	Common Stock	**	1,294

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(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Berry Global Group, Inc.	Common Stock	**	1,476
	Crown Holdings, Inc.	Common Stock	**	1,529
	Johnson & Johnson	Common Stock	**	3,547
	Zoetis, Inc.	Common Stock	**	2,647
	Burlington Stores, Inc.	Common Stock	**	2,838
	Dollar Tree, Inc.	Common Stock	**	2,884
	Domino's Pizza, Inc.	Common Stock	**	1,247
	The Home Depot, Inc.	Common Stock	**	4,932
	Tapestry, Inc.	Common Stock	**	1,555
	Lam Research Corp	Common Stock	**	1,595
	Microchip Technology, Inc.	Common Stock	**	1,630
	Texas Instruments, Inc.	Common Stock	**	4,040
	Adobe Systems, Inc.	Common Stock	**	2,495
	Electronic Arts, Inc.	Common Stock	**	2,474
	Fidelity National Information	Common Stock	**	2,397
	Fiserv, Inc.	Common Stock	**	782
	Intuit, Inc.	Common Stock	**	2,412
	Microsoft Corp.	Common Stock	**	10,167
	Paychex, Inc.	Common Stock	**	2,011
	Salesforce.com, Inc.	Common Stock	**	3,359
	VMware, Inc.	Common Stock	**	2,799
	Motorola Solutions, Inc.	Common Stock	**	929
	Hasbro, Inc.	Common Stock	**	1,867
	Union Pacific Corp.	Common Stock	**	3,028
	XPO Logistics	Common Stock	**	1,146
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	691
	HEICO Corp.	Common Stock	**	3,960
	Teledyne Technologies	Common Stock	**	3,945
	Bank of the Ozarks	Common Stock	**	4,850
	East West Bancorp, Inc.	Common Stock	**	2,035
	Cambrex Corp.	Common Stock	**	3,431
	Exact Sciences Corp.	Common Stock	**	2,509
	Ligand Pharmaceuticals, Inc.	Common Stock	**	5,008
	Martin Marietta Materials, Inc.	Common Stock	**	5,558
	Celanese Corp.	Common Stock	**	4,534
	Axalta Coating Systems Ltd	Common Stock	**	2,882
	Adtalem Global Education, Inc.	Common Stock	**	4,221
	Booz Allen Hamilton Holding Co.	Common Stock	**	5,171
	Colliers International Group I	Common Stock	**	1,832
	Costar Group, Inc.	Common Stock	**	7,116
	Euronet Worldwide, Inc.	Common Stock	**	3,214
	Grand Canyon Education, Inc.	Common Stock	**	4,569
	TransUnion	Common Stock	**	4,336
	Vantiv, Inc.	Common Stock	**	5,040
	WEX, Inc.	Common Stock	**	5,307
	CSRA, Inc.	Common Stock	**	2,452
	Maximus, Inc.	Common Stock	**	4,489
	Affiliated Managers Group, Inc.	Common Stock	**	3,322
	CBOE Holdings, Inc.	Common Stock	**	3,831
	Encore Capital Group, Inc.	Common Stock	**	2,972
	Virtu Financial, Inc.	Common Stock	**	1,914
	BrightSphere Investment Group	Common Stock	**	1,902

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(a)	(b) Identity of issuer, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Coherent, Inc.	Common Stock	**	2,796
	National Instruments Corp.	Common Stock	**	2,863
	Rogers Corp.	Common Stock	**	5,009
	Live Nation Entertainment, Inc.	Common Stock	**	3,915
	Six Flags Entertainment, Corp.	Common Stock	**	6,255
	Vail Resorts, Inc.	Common Stock	**	2,622
	Abiomed, Inc.	Common Stock	**	4,102
	Glaukos Corp.	Common Stock	**	1,445
	IDEXX Laboratories, Inc.	Common Stock	**	2,728
	Repligen Corp.	Common Stock	**	1,880
	West Pharmaceutical Services I	Common Stock	**	2,829
	Charles River Laboratories Int	Common Stock	**	4,153
	HealthSouth Corp.	Common Stock	**	3,888
	Universal Electronics, Inc.	Common Stock	**	2,318
	The Toro Co.	Common Stock	**	2,006
	Yelp, Inc.	Common Stock	**	3,814
	Hilton Grand Vacations, Inc.	Common Stock	**	3,914
	BWX Technologies, Inc.	Common Stock	**	7,599
	The Middleby Corp.	Common Stock	**	5,237
	Cable One Inc.	Common Stock	**	1,515
	Hexcel Corp.	Common Stock	**	3,914
	Carrizo Oil & Gas, Inc.	Common Stock	**	933
	Diamondback Energy, Inc.	Common Stock	**	3,493
	Ball Corp.	Common Stock	**	5,020
	Dexcom, Inc.	Common Stock	**	3,117
	Horizon Pharma, PLC	Common Stock	**	3,805
	FirstService Corp.	Common Stock	**	2,676
	Jones Lang Lasalle, Inc.	Common Stock	**	3,645
	Copart, Inc.	Common Stock	**	8,586
	Domino's Pizza, Inc.	Common Stock	**	6,058
	FirstCash, Inc.	Common Stock	**	3,628
	The Michaels Companies, Inc.	Common Stock	**	4,125
	Nu Skin Enterprises, Inc.	Common Stock	**	1,606
	Tractor Supply Co.	Common Stock	**	3,214
	MaxLinear, Inc.	Common Stock	**	2,987
	The Dun & Bradstreet Corp.	Common Stock	**	2,256
	Guidewire Softward, Inc.	Common Stock	**	4,920
	J2 Global, Inc.	Common Stock	**	2,506
	Take-Two Interactive Software	Common Stock	**	4,289
	2U, Inc.	Common Stock	**	3,818
	Veeva Systems, Inc.	Common Stock	**	3,333
	Arista Networks, Inc.	Common Stock	**	3,075
	Nice, Ltd.	Common Stock	**	2,113
	Siteone Landscape Supply, Inc.	Common Stock	**	3,097
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	7,475
	Voya Employee Benefit Investment Funds	CCT	**	108,035
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	669
*	Participant Loans	Loan interest rates range from 4.25% to 10.5% with various maturities through January 2038.	**	94,990
	Brokerage Securities	Self-directed Brokerage Securities	**	21,370
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund	**	3,894

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